Exhibit 4.148

Contract Register No.:

Technology Development Contract

Project Name：    Gametea Virtual Character System Development Contract
Principal：
(Party A)              Wenzhou Chuangjia Technology Co., Ltd.

Developer：
 (Party B)             Shengqu Information Technology (Shanghai) Co., Ltd.

Signature Place:      District (County)        Province Shanghai (City)

Signature Date: June 5, 2006

Validate from June 5, 2006 to December 31, 2007

Science and Technology Commission of Shanghai Municipality

Shanghai Administration of Industry and Commerce

Development (I)
This Contract on Technology Development of Virtual character System Project (entrusted/cooperated development) (this Project is subordinate to      Plan ☐) is made by and between the parties hereto subject to the Contract Law of the People’s Republic of China.
☐Technology Contents, Forms and Requirements over the Subject Matter hereof:

Basic Requirements:

i. Expected Effects from Gametea Virtual character Technology: In Gametea, each game player can see the customized personal image of his/herself and other players from the related places such as the game, lobby and webpage.

ii. Expected Effects during Playing Games: During playing this game of Gametea, each player can send out the expression animation (magic expressions) assorted with his/her personal image besides seeing the images of his/herself and other players.

iii. Expected Effects in the Lobby: In the lobby, personal images set by users not only can be displayed as initial static images, but also can select related expressions, such as the player can send the action of dozing when sitting over the desk too long and all players in this game room can see this action of dozing.

iv. Theory of Gametea Virtual character: The gij images of the same size comprised of several transparent zones are superposed and composed into a dynamic image. In Gametea Virtual character Technology the pattern located in the same layer cannot be shown simultaneously, and each single gametea virtual character can occupy several layers, which are defined in the database.

v. Interpretations of Key Words in Gametea Animation & Expression Technology: Gametea Blue Fairy—Name of system images demonstrated by game animation expressions; Teafellow—General name of personal dynamic images of all Gametea players.

Required Specifications and Parameters:
Whole Gametea program divided into two parts: client software and server software;
Client software divided into game display client software, lobby display client software, webpage user image designing client software, players action designing client software;
Server software divided into webpage backend, database storing system and data exchanging system.

Main Specifications and Parameters:
To display player’s expressions (images) and actions playing through Game Display Client Software
To display player’s expressions (images) and actions playing through Lobby Display Client Software
To design player’s images, select player’s configuration information through Webpage User Image Designing Client Software
Webpage backend is mainly applied to exchange webpage user image (expression), action designing client and backend database.
Data exchanging system is mainly applied to support game display client software and lobby display client software.
Client expression display system mainly adopts FLASH technology.

Development (II)

☐ Research and Development Plan

See Appendix A

IV. R&D Expense, Remuneration and Payment or Settlement thereof

i. R&D expense refers to the cost needed for completing the R&D, and remuneration refers to royalties of this project development and allowance for the R&D staff.

R&D Expense and Remuneration (Say): eight hundred thousand yuan (among which, R&D Expense   yuan, Remuneration   yuan.)

 ii. Payment Method for Expenses and Remunerations ( The following first one is applied):

V. Property ownerships of equipments, facilities and documents purchased at R&D expenses:

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Development (III)
VI. Performing Deadline, Place and Methods:

This Contract shall be performed, (insert place) in Shanghai, from June 5, 2006 to December 31, 2007.

Performing Methods:

Party B shall deliver dynamic encryption algorithm source code disk and related technology documents to Party A.

VII. ☐ Confidentiality of Technology Information and Documents
Party A and Party B shall take all necessary measures to prevent business secrets from being leaked, applied, or disclosed to any unauthorized person.

VIII. Contents of Technology Cooperation and Instruction
Party B is responsible for the development and maintenance of updated version of the Game.
Party B is responsible for solving and handling the BUG of the Game.

IX. Assumption of Risk Responsibility
During the performance of this Contract, the risk responsibility of part or all losses for the R&D resulted from the technology difficulties under the current level and condition shall be assumed by ii. (i. Party A, ii. Party B, iii. Both Parties, iv. Separate negotiations between the parties hereto). It is hereby agreed that Party A shall assume [  ] %, and Party B shall assume [  ] % of the risk responsibility.

Development (IV)

X. Ownership and Sharing of the Development
The right of patent application is owned by Party A, and the right to use and assign the technology secrets is owned by Party A.

XI. Inspection Standard and Method:
The achieved development which meets the specifications of Article (II) of this Contract shall examined and accepted by Party A in accordance with Appendix II and the inspection certificate shall be issued by Party A.

XII. Calculation Methods for Liquidated Damages or Loss Compensation Amount
The breaching party shall assume the breach liabilities in accordance with the terms and conditions of the Contract Law of the People’s Republic of China.
i.	In case of breaching Article III of this Contract, Party B shall assume the following breach liabilities:

For each delayed day, Party A is entitled to deduct 1% of total amount of this Contract as liquidated damages. For delay of more than thirty (30) days, resulting in Party A’s regular application, Party A is entitled to unilaterally terminate this Contract, and Party B shall refund the paid amount to Party A no later than seven (7) days after the termination hereof.

ii.	In case of breaching Article IV of this Contract, Party A shall assume the following breach liabilities:
For each delayed day, Party A shall pay 1% of the delayed amount as liquidated damages to Party B.
iii.	Miscellaneous:
In case Party B breaches Article XII of this Contract and cannot meet the inspection standards, Party A is entitled to revoke this Contract.
In case Party B sub-contracts this Project wholly or partially to the third party without prior written approval from Party A, Party A is entitled to revoke this Contract immediately. Party B shall refund the paid amount to Party A no later than seven (7) days after Party A sends the said written notice, and shall pay 30% of the total amount of this Contract as liquidated damages to Party A.

Development (V)
XIII.  ☐  Dispute Resolution:
Any dispute arising out of the performance of this Contract may be settled through compromise or mediation by and between the parties hereto. In case the parties hereto are not willing to make compromise, mediation or fail to compromise and/or mediate, the following first resolution shall be applied.
i.	The parties hereto agree to submit such dispute to Shanghai Arbitration Commission.
ii.	Institute such dispute to the People’s Court, subject to the jurisdiction of [ ] People’s Court.
i)	the defendant’s residence
ii)	the performance place of this Contract
iii)	the signature place of this Contract
iv)	the plaintiff’s residence
v)	the place where the Subject Matter is

XIV. Interpretation of Terms:

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XV.  ☐  Miscellaneous (Anything not mentioned above, such as rights and obligations of the agency, and its services charges, payment methods, deposits, property mortgages and guaranties, et.):

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The terms and conditions in this Contract marked with ☐ shall be completed in according to the Completion Instruction.

Development (VI)

Title (or Name)	Wenzhou Chuangjia Technology Co., Ltd. (Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	Zhang Xiangdong (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	Zhuang Junjie (Signature and Seal)
Residence (Correspondence Address)	Rm. 1101-1102, Digital City, Xincheng Avenue, Wenzhou City	Postal Code
Tel:
Account Bank
Bank Account No.
Title (Name)	Shengqu Information Technology (Shanghai) Co., Ltd. (Seal)			Technology Contract Seal b Or Common Seal MM/DD/YY
Legal Representative	Chen Tianqiao (Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)	No. 1 Building No.639 Bibo Road, Shanghai	Postal Code	201203
Tel:	021-50504740
Account Bank
Bank Account No.
Entity Name	(Seal)			Technology Contract Seal Or Common Seal MM/DD/YY
Legal Representative	(Signature and Seal)
Entrusted Agency	(Seal)
Handled by	(Signature and Seal)
Residence (Correspondence Address)		Postal Code
Tel:
Account Bank
Bank Account No.

Completion Instruction (Applicable to be affixed with Stamp Duty)

I. Completion Method for “Contract Registration Number”
Contract Registration Number shall be completed by each contract registry office.

II. Technology Development Contract refers the contract concerning new technology, new products, new technique, new material and the related system research and development which is made by and between the parties hereto, including entrusted development contract and cooperation development contract.

III. The planed project shall be completed as the plan of the State, the province (autonomous region, municipality directly under the Central Government), city specifically designated in the state plan, city, and county. If none of the above, mark (／) in the related column.

IV. Technology Contents and Forms:
Technology contents and forms include the required technological and economical specifications, the purpose of development, the applicable scopes and benefits, submission method and amount of the achieved development.
The development can be submitted in the following methods:
i. Technology documents of products design, workmanship specifications, materials recipe and other drawings, dissertations and reports;
ii. disks, tapes, and computer software;
iii. new breeds of animals or plants, and microorganism fungus;
iv. sampling products, sampling machines
v. complete technology equipment;

V. R&D Plan：
R&D Plan includes phased schedules, technological matters to be solved in different phases, deadlines of achieved goal when Parties are implementing development project.

VI. Confidentiality of technology information and documents includes the contents and deadlines of confidential obligations over information and documents by Parties and the liability of disclosing information and documents.
The parties hereto can agree that this Article shall survive whether this Contract is changed, ends or terminates.

VII. Dispute Resolution
Any party shall be deemed to waive its rights to institute concerned disputes to the People’s Court provided always that either arbitration or judgment is stipulated in Arbitration Law of the People's Republic of China and such party selects arbitration; on the other hand, any party shall be deemed to waive its rights to submit concerned disputes for arbitration provided always that such party selects a lawsuit; therefore, the parties hereto shall agree on the dispute resolution.

VIII. Miscellaneous
In case this Contract is signed through the agency, the agency contract shall be attached to this Contract. The photocopies of the procedures of paid deposits, property mortgages and guaranties shall be attached to this Contract provided that the parties hereto agree on such deposits, property mortgages and guaranties.

IX. The entrusted agency shall show the power of attorney when signing this Contract.

X. In this Contract, the sign of (／) shall be filled in the blank where the terms and conditions are not to be filled which are agreed by Parties.

XI. The original copy of this Contract is in quintuplicate.

For Registry Office: Technology Contract Registry Office (Seal) Handled by: (Seal) MM/DD/YY

Attachment A: Plan of Gametea Virtual character R&D:

Startup Date: January 15, 2006…
Work Node 1: To Accomplish the following tasks before April 25; (Phase I)
Programs:

To accomplish program framework development of client software and server software

Achieved Functions:
Game Account Registration Function
Account Logging in Function
Server Optional Function
Image(expression) Creating Function
Image(expression) Deleting Function
Image(expression) Verifying Function
Image(expression) Data Downloading Function from server software to client software
Actions Downloading Function from server software to client software
Image(expression) Data Downloading and Displaying Function
Actions Downloading and Displaying Function
Reading image (expression) Data from Server, including reading the data of other players, and seeing the information of other players on its own client
Reading actions Data from Server, including reading the data of other players, and seeing the information of other players on its own client
To achiever updating Function
To achieve the Image(expression) selling and buying function between database

Demonstration:
The Client can log in the game and operate simple games, display its own image (expression) in the lobby and game room, see image (expression) of other players and complete simple designated actions.

Work Node 2: To Accomplish the following tasks before August 15: (Phase II):

Programs:
To improve client software
To improve server software
To support more actions functions

Achieved Functions:
To upload actions system: Players can not only select the actions provided by the system, but also upload other actions downloaded by themselves.

DIY System: Players can combine any actions based on the action combination module provided by the System to meet their needs.

Audio System: Sound can be made simultaneously according to the image (expression) and duding for actions selected by players.

Chatting System includes public chatting, private chatting and regional chatting.

Exchanging System is to realize the function of image(expression) selling and buying

Demonstration:
Players can play games, chat, upload favorite actions, DIY image (expression) in this game, and the virtual character technology is constructed initially.

Work Node 3: To Accomplish the following tasks before December 15: (Phase III)

Programs:
To improve client software
To improve server software
To support more virtual exchanging function
To develop the maintenance tool for Server
Server Stress Testing

Achieved Functions:

Animation Expression Community: Players can freely be combined into a community, where players can communicate, make friends and organize activities as if in the real social community.
Online points accumulating system: Players can obtain the related accumulating points based on the length of online time, and the points can be spent to enter special virtual community (collective) when the title and points reach a special level.

Demonstration:
Players can log in this game to send out expressions, change styles at any time when playing cards, playing chess and can join the virtual community.

The internal testing will be conducted from November 20, 2006.

Attachment B: Inspection Standard and Method of Gametea Virtual character Technology

Inspection Standard:
Applicable to display the expression and action of player through game display client software
Applicable to display the expression and action of player through lobby display client software
Applicable to design actions of the player and select configurations information of the player through webpage user image (expression) design client software
Applicable to exchange webpage user image, actions design and backend database through webpage backend management system
Applicable to support game display client software and lobby display client software through data exchange system

Inspection Methods:
The checking and accepting staff from Party A shall test all functions, and the said staff shall submit the report of function errors and defects, which shall be corrected in the virtual character system by the developer from Party B till the said staff confirm the pre-operating result with the confirmation letter.
Inspection Contents including:
All data forms shall re-imported into the database in turn, based which the test will be conducted to check the virtual character function operating normally, so as to ensure that the data forms will be set up completely exactly;
To plan the sequential re-testing function tables based on Virtual character System, so as to ensure that all functions have been implemented correctly according to the Plan;
To ensure that the serious defects found previously have been renovated;
To inspect the operation of client software and server software by applying test software; no EMS memory or other serious defects are discovered upon test for two (2) running days;
All documents are represented exactly.